Item 77H - Deutsche MLP & Energy
Infrastructure Fund (a series of
Deutsche Securities Trust) (the
"Registrant")
Change in Control of Registrant

Below is the person presumed to control one of
Registrant's series because such person had owned
more than 25% of the series based on the records of
the series as of February 23, 2017.
As of February 23, 2017:
Series
Name of Person
Ownership
as % of
Series
Deutsche
MLP &
Energy
Infrastructure
Fund
DIMA INC
ATTN NANCY
TANZIL & RHEEZA
RAMOS
CONTROLLING 60
WALL STREET
22ND FLOOR
MAILSTOP NYC60-
2255 NEW YORK
NY 10005-2836
27.56%

As of February 12, 2016:
Series
Name of Person
Ownership
as % of
Series
Deutsche
MLP &
Energy
Infrastructure
Fund
LPL FINANCIAL
A/C XXXX-XXXX
SAN DIEGO, CA
92121-1968
33.00%
Deutsche
MLP &
Energy
Infrastructure
Fund
DIMA INC
ATTN RANJIT
COLOFRANSON &
SONNYFER
TOLENTINO
CONTROLLING
MAILSTOP NYC60-
335 NEW YORK NY
10005-2836
44.40%